Exhibit 107

Calculation of Filing Fee Tables
S-3
(Form Type)
National Storage Affiliates Trust
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Shares of Beneficial Interest, par value $0.01 per share	Other(4)	1,527,027	$46.84	$71,525,944.68	0.0001531	$10,950.62	N/A	N/A	N/A	N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$71,525,944.68		$10,950.62
	Total Fees Previously Paid							$—
	Total Fee Offsets							$—
	Net Fee Due							$10,950.62

(1)	Represents common shares of beneficial interest, par value $0.01 per share ("common shares"), that have been or may be issued by the registrant to the selling shareholder upon the exercise by such selling shareholder of redemption rights associated with Class A common units of limited partner interest in the registrant's operating partnership that were previously issued to such selling shareholder.
(2)	Based upon the average of the high and low prices of the common shares on October 2, 2024 reported on the New York Stock Exchange pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act").
(3)	Calculated in accordance with Rules 457(o) and 457(r) under the Securities Act. Payment of the registration fee at the time of filing of the registration statement on Form S-3 with the Securities and Exchange Commission on March 7, 2024 (File No. 333- 277750) (the "Registration Statement") was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act. This paragraph shall be deemed to update the "Calculation of Registration Fee" table in the Registration Statement.
(4)	Fee Calculation and Carry Forward Rule is calculated in accordance with both Rules 457(o) and 457(r) under the Securities Act.